Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES

SELECT PRELIMINARY UNAUDITED FINANCIAL RESULTS

Record Results of Operation Estimated for Fiscal Fourth Quarter

Annual Audited Results Expected Within SEC Permitted Extension Period

RENTON, WA September 13, 2022 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today announced select preliminary unaudited financial results for the fourth quarter ended June 30, 2022, and that it will be filing a Form 12b-25 with the U.S. Securities and Exchange Commission, providing the Company with a permissible 15-day extension for filing its Annual Report on Form 10-K for the year ended June 30, 2022 (the “Form 10-K”). The Company currently expects that it will timely file its Form 10-K on or before the expiration of the extension period and will hold its quarterly earnings call concurrent with that filing.

The financial results presented below for the quarterly period ended June 30, 2022, reflect the Company’s preliminary, unaudited results of operations as of the date of this press release. These preliminary unaudited results may be subject to change upon the completion of the reporting process and audit of the Company’s full-year financial statements, and actual results may vary from these preliminary results. The preliminary unaudited results for the Company’s fiscal fourth quarter ended June 30, 2022 are as follows:

Financial Highlights – Three Months Ended June 30, 2022 (Preliminary and Unaudited)

•
Revenues increased to $398.6 million for the fourth fiscal quarter ended June 30, 2022, up $140.7 million or 54.6%, compared to revenues of $257.9 million for the comparable prior year period.
•
Net revenues, a non-GAAP financial measure, increased to $88.5 million for the fourth fiscal quarter ended June 30, 2022, up $25.7 million or 40.9%, compared to net revenues of $62.8 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc. increased to $18.3 million for the fourth fiscal quarter ended June 30, 2022, or $0.37 per basic and $0.36 per fully diluted share, up $7.2 million or 64.9% compared to $11.1 million, or $0.22 per basic and $0.21 per fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, increased to $20.2 million, or $0.41 per basic and $0.40 per fully diluted share for the fourth fiscal quarter ended June 30, 2022, up $10.1 million or 100.0%, compared to adjusted net income of $10.1 million, or $0.20 per basic and fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.
•
Adjusted EBITDA, a non-GAAP financial measure, increased to $27.7 million for the fourth fiscal quarter ended June 30, 2022, up $13.6 million or 96.5%, compared to adjusted EBITDA of $14.1 million for the comparable prior year period.
•
Adjusted EBITDA margin (Adjusted EBITDA expressed as a percentage of net revenues), a non-GAAP financial measure, increased to 31.2% for the fourth fiscal quarter ended June 30, 2022, up 870 basis points, compared to Adjusted EBITDA margin of 22.5% for the comparable prior year period.

Recent Developments: Renewed Equity Shelf Registration Statement and Senior Credit Facility

On May 9, 2022, we announced that the Securities and Exchange Commission (SEC) had declared effective our $150 million universal shelf registration statement on Form S-3. The registration statement replaced our previous $100 million universal shelf registration that recently expired and provides us with the continued financial flexibility to access capital to support and accelerate our growth strategy should the opportunity present itself. Our willingness and ability to raise capital under the Form S-3 will depend upon a number of circumstances, including our need for additional capital to fund operations, organic growth or acquisitions, our financial and operating performance and the receptiveness of the capital markets to potential offerings by us.

On August 8, 2022, we also announced that we had secured a new $200 million syndicated secured revolving credit facility (the “Secured Facility”) to replace our existing $150 million revolving facility. Under the terms of the new Secured Facility, we may borrow up to $200 million, subject to compliance with customary and standard financial coverage covenants and ratios. Included within the Secured facility is an accordion feature for an additional $75 million to support future acquisition opportunities. Borrowings under the Secured Facility accrue interest at either the Lenders’ base rate plus 0.50% or SOFR plus 1.40%, and can be subsequently adjusted based on the Company’s consolidated net leverage ratio, at either the Lenders’ base rate plus 0.50% to 1.50% or SOFR plus 1.40% to 2.40, The Secured Facility enhances our financial flexibility, providing increased capacity to fund future acquisitions, capital expenditures or for other corporate purposes, including, if warranted at the time, the repurchase of the Company’s common stock.

CEO Bohn Crain comments on preliminary results, and the delayed filing of the Company’s 10-K

“We are very pleased to have finished out the year on a strong note reporting $27.7 million in Adjusted EBITDA on $398.6 million in revenues on a preliminary basis for our fourth quarter ended June 30, 2022,” said Bohn Crain, Founder and CEO of Radiant Logistics. “These record results are a direct reflection of the dedication and hard work of our employees and operating partners, the diversity of our service offerings, and durability of our scalable non-asset based business model in what has been a challenging market environment. Driven first by the pandemic and associated lockdowns of 2020, we were all reminded of the essential role of transportation and logistics in keeping our economy moving. For us, this translated into the opportunity for us to play an active role in the fight against COVID-19: delivering personal protective equipment (“PPE”), food and beverage, consumer goods, technology and other essential products for our customers across North America and around the world. As the economy worked to recover from those initial lock-downs, we were presented with a different set of challenges (and opportunities) as we were able to help our broader customer base bring their supply-chains back online in the face of an extreme shortage of transportation capacity, soring fuel prices and port congestion. Through it all, our business has remained quite strong across our various service offerings and our efforts to bundle value-added services with our core transportation service offerings continue to deliver great results in both the U.S. and Canada.

Over the past several months we also took the opportunity to refresh and expand both our equity shelf registration statement and senior credit facility. We replaced our previous $100 million universal shelf registration that had recently expired with a new $150 million facility and replaced our $150 million senior credit facility with a new $200 million facility. These facilities provide us with continued financial flexibility to access capital to support and accelerate our growth strategy, as well as the ability to repurchase the Company’s common stock, should we choose.

While we remain very optimistic about our prospects and opportunities for fiscal 2023 and beyond, the continued uncertainty associated with the lingering pandemic and the current global geopolitical turmoil makes it difficult to project what the “new normal” will look like in fiscal 2023 for our customers and in turn our own business. We are now starting to experience the ripple effect of these global dynamics in the form of inflation, broad-based labor shortages and signs of a slowing economy that is eroding the pricing power of the asset-based carriers. If these market trends continue as they are now, we would expect operations to return to more normalized levels and growth rates. Whatever comes next, we are ready with a durable, diverse service offering and strong balance sheet to support our customers.”

Crain continued: “As a Board and a leadership team we take our public reporting responsibilities seriously and are very disappointed with the delay in the filing of our 10-K. We are working hard to wrap up this effort, and expect to complete our filing within the time provided with the 12b-25 extension and will hold our quarterly earnings call concurrent with the ultimate filing of our 10-K.”

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this announcement. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain of our larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; the impact of COVID-19 on our operations and financial results; the timing for completion of the audit related to our Form 10-K and the filing date of our Form 10-K; the absence of any audit adjustments that may materially affect the preliminary unaudited financial results contained within this press release, and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements, including those set forth under the caption “Risk Factors” in our Form 10-K for the year ended for the year ended June 30, 2022. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic and current conflict in Ukraine amplify many of these risks. Further, all statements regarding the Company’s renewed equity shelf registration statement presume that our filings with the SEC remain timely, including within permitted extension periods. Should we be unable to timely file the Annual Report on Form 10-K within the permitted extension period, we would be unable to access our shelf registration statement until we are current in our SEC reports for at least one year. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Total Revenues to Net Revenue Margin, Net Income Attributable to Common Stockholders
to Adjusted Net Income Attributable to Common Stock, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report, Net Revenue Margin, Adjusted Net Income Attributable to Common Stockholders, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Net Revenue Margin, Adjusted Net Income Attributable to Common Stockholders, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income Attributable to Common Stockholders, management uses a 24.5% tax rate to calculate the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income Attributable to Common Stockholders, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, litigation costs, amortization of debt issuance costs, and issuance costs for preferred stock redemption.

We commonly refer to the term “net revenue margin” when commenting about our Company and the results of operations. Net revenue margin is a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. We believe net revenue margin are a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of preferred stock dividends, redemption of preferred stock, interest and taxes, and excludes the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, MM&D start-up costs and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Net Revenue Margin, Adjusted Net Income Attributable to Common Stockholders, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended June 30,
Net Revenues (Non-GAAP measure)	Unaudited 2022	Audited 2021
Total revenues	$398,609	$257,910
Cost of transportation and other services	310,082	195,151

Net revenues	$88,527	$62,759
Net margin	22.2%	24.3%

(In thousands)	Three Months Ended June 30,
Reconciliation of GAAP net income to adjusted EBITDA	Unaudited 2022	Audited 2021
Net income attributable to Radiant Logistics, Inc.	$18,271	$11,059
Income tax expense	3,995	2,440
Depreciation and amortization	4,589	4,224
Net interest expense	843	627

EBITDA	27,698	18,350

Share-based compensation	487	297
Change in fair value of contingent consideration	160	—
Acquisition related costs	94	7
Ransomware incident related costs, net	(347)	—
Litigation costs	84	102
Gain on litigation settlement, net	—	(25)
Change in fair value of interest rate swap contracts	(278)	(48)
Gain on forgiveness of debt	—	(4,573)
Foreign currency transaction (loss) gain	(239)	31

Adjusted EBITDA	$27,659	$14,141
Adjusted EBITDA margin (Adjusted EBITDA as a % of Net Revenues)	31.2%	22.5%

(In thousands, except share and per share data)	Three Months Ended June 30,
Reconciliation of GAAP net income to adjusted net income	Unaudited 2022	Audited 2021
GAAP net income attributable to Radiant Logistics, Inc.	$18,271	$11,059
Adjustments to net income:
Income tax expense	3,995	2,440
Depreciation and amortization	4,589	4,224
Change in fair value of contingent consideration	160	—
Acquisition related costs	94	7
Ransomware incident related costs, net	(347)	—
Litigation costs	84	102
Change in fair value of interest rate swap contracts	(278)	(48)
Gain on forgiveness of debt	—	(4,573)
Amortization of debt issuance costs	123	129

Adjusted net income before income taxes	26,691	13,340

Provision for income taxes at 24.5%	(6,539)	(3,268)

Adjusted net income	$20,152	$10,072

Adjusted net income per common share:
Basic	$0.41	$0.20
Diluted	$0.40	$0.20

Weighted average common shares outstanding:
Basic	49,254,297	50,140,900
Diluted	50,415,639	51,438,679